CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Experts" and "Financial Statements" in the Statements of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 15 to the Registration Statement (Form N-1A) (No. 333-00641) of The TIP Funds, Inc. of our report dated November 8, 1999, included in the 1999 annual reports to shareholders.


/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
January 27, 2000